UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	October 10, 2023

TRANSCONTINENTAL REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant=s telephone number, including area code	469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	TCI	NYSE

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ('230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ('240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

SECTION 5. Corporate Governance and Management

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)       On October 10, 2023, Raymond D. Roberts, Sr. resigned as a director and from all Board Committees of Transcontinental Realty Investors, Inc. (“TCI” or the “Company” or the “Issuer”). Mr. Roberts, age 91, had been a Director of the Company since June 2, 2016 when he was elected to fill a vacancy on the Board of Directors. Mr. Roberts is retired and also resigned as a director of American Realty Investors, Inc., a Nevada Corporation (“ARL”) which has its common stock listed and traded on the New York Stock Exchange (“NYSE”) and resigned as a director of Transcontinental Realty Investors, Inc., a Nevada Corporation (“IOR”) which has its common stock listed and traded on the NYSE. At the time of his resignation as a director of the Company, Mr. Roberts had no disagreement with the Registrant on any matter relating to the Registrants operations, policies or practices. Mr. Roberts has certain health issues, which he and his family are addressing.

After giving effect to the resignation of Mr. Roberts, the Board of Directors of the Company continues to have a majority of independent directors who also constitute the Audit Committee, the Compensation Committee and the Governance and Nominating Committee of the Board of Directors.

(d)       On October 10, 2023, the Board of Directors of TCI selected Fernando Victor Lara Celis, age 57, as a director effective October 11, 2023, to fill a vacancy on the Board of Directors created by the resignation of Raymond D. Roberts, Sr. Mr. Celis is an entrepreneur and (since March 2006) the General Manager and President of FYA Project, LLC, a Schlotzsky’s Deli Franchisee (Restaurant and Fast Food) which owns and operates seven locations in the North Dallas, Texas area. He was also instrumental in 2010 in establishing the first commissary bakery for a group of Schlotzky’s franchisees in the DFW area and in 2012 organized and led all DFW area Schlotasky’s franchisees to establish the current local marketing efforts, the largest of all Schlotzky’s – Cinnabon systems in the USA. Also, since April 2009, Mr. Celis has been General Manager and President of UDF de Mexico S.de R.L. de C.V., a Dallas Texas based independent contractor which manages real estate projects Loma Bonita and la Laguna in Tampico, Mexico, which ae owned by Liberty Bankers Life Insurance Company. Prior to March 2006 and for more than five years, Mr. Celis was employed by the Mexico State Superior Control Authority in Veracruz, Mexico as a General Auditor and/or Information Manager. Although born in Mexico, Mr. Celis is a United States citizen. On the same day, effective October 11, 2023 Mr. Celis was elected as a director of ARL and IOR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 12, 2023

TRANSCONTINENTAL REALTY INVESTORS, INC.

By:	/s/ Erik J. Johnson
Erik J. Johnson, Executive Vice President and Chief Financial Officer